UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           SMITHWAY MOTOR XPRESS CORP.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:        N/A
         (2)  Aggregate number of securities to which transaction applies:           N/A
         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
              the filing fee is calculated and state how it was determined):         N/A
         (4)  Proposed maximum aggregate value of transaction:                       N/A
         (5)  Total Fee paid:                                                        N/A

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount previously paid:                                                N/A
         (2)  Form, Schedule or Registration Statement No.:                          N/A
         (3)  Filing Party:                                                          N/A
         (4)  Date Filed:                                                            N/A

                           SMITHWAY MOTOR XPRESS CORP.
                                2031 Quail Avenue
                             Fort Dodge, Iowa 50501

                      -------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 24, 2003

                      -------------------------------------

To Our Stockholders:

     The 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Smithway Motor Xpress Corp., a Nevada corporation (the "Company"), will be held at the Company's headquarters located at 2031 Quail Avenue, Fort Dodge, Iowa 50501, at 10:00 a.m. Central Time, on Friday, October 24, 2003, for the following purposes:

     1. To consider and act upon a proposal to elect five (5) directors of the Company;

     2. To consider and act upon a proposal to ratify the selection of KPMG LLP as independent auditors for the Company for 2003; and

     3. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on September 22, 2003, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE
REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

     All Stockholders are cordially invited to attend the Annual Meeting.

                                By Order of the Board of Directors,


                                 /s/ William G. Smith

                                William G. Smith
                                Chairman of the Board
Fort Dodge, Iowa 50501
September 25, 2003

                           SMITHWAY MOTOR XPRESS CORP.
                                2031 Quail Avenue
                             Fort Dodge, Iowa 50501

                   ------------------------------------------
                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 24, 2003
                   ------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smithway Motor Xpress Corp., a Nevada corporation (the "Company"), to be used at the 2003 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Company's headquarters located at 2031 Quail Avenue, Fort Dodge, Iowa 50501 on Friday, October 24, 2003, at 10:00 a.m. Central Time, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being mailed to Stockholders is September 25, 2003.

     The enclosed copy of the Company's annual report for the fiscal year ended December 31, 2002, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                               PROXIES AND VOTING

     Only stockholders of record at the close of business on September 22, 2003 ("Stockholders"), are entitled to vote, either in person or by valid proxy, at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock are entitled to two votes for each share held. On September 22, 2003, there were issued and outstanding 3,846,821 shares of Class A Common Stock, par value one cent ($.01), entitled to cast an aggregate 3,846,821 votes on all matters subject to a vote at the Annual Meeting, and 1,000,000 shares of Class B Common Stock, par value one cent ($.01), entitled to cast an aggregate 2,000,000 votes on all matters subject to a vote at the Annual Meeting. The Company has a total of 4,846,821 shares of Common Stock outstanding, entitled to cast an aggregate 5,846,821 votes on all matters subject to a vote at the Annual Meeting. The number of issued and outstanding shares excludes approximately 925,000 shares of Class A Common Stock reserved for issuance under the Company's incentive stock plans, and other arrangements. Holders of unexercised options are not entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

     All proxies that are properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the choices indicated. Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one such person shall be present, then that one person, shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument provides otherwise. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless it is coupled with an interest or unless the Stockholder executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. If no direction is specified by the Stockholder, the proxy will be voted "For" the proposals as specified in this notice and, at the discretion of the proxy holder or holders, upon such other matters as may properly come before the meeting or any adjournment thereof.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Annual Meeting, the Stockholders will elect five directors to serve as the Board of Directors of the Company. Each of the elected directors will serve until the 2004 Annual Meeting of the Stockholders of the Company or until his or her successor is duly elected or until his or her earlier death or resignation or removal in accordance with the Company's Bylaws.

     The Board of Directors has nominated William G. Smith, G. Larry Owens, Herbert D. Ihle, Robert. E. Rich, and Terry G. Christenberry for election as directors. In the absence of contrary instructions, each proxy will be voted for the election of each of the above named nominees. William G. Smith, Marlys L. Smith, and G. Larry Owens, who together are entitled to cast more than 50% of the votes entitled to be cast at the Annual Meeting, have indicated that they will vote for the election of each of the nominees, and assuming that they do, the nominees will be elected.

     Each of the nominees has consented to serve a one year term. If any of them should become unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the person or persons appointed as proxies will vote for the substitute nominee designated by the Board of Directors.

Information Concerning Directors and Executive Officers

     Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's current directors and other executive officers is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Smithway Motor Xpress, Inc., an Iowa corporation.

Name                       Age                Position                         Director Since
---------------------     -----  ------------------------------------------  -----------------
William G. Smith           64     Chairman of the Board, President, Chief           1972
                                  Executive Officer, and Secretary

G. Larry Owens             66     Executive Vice President, Chief Financial         1996
                                  Officer, Chief Administrative Officer, and
                                  Director

Herbert D. Ihle            64     Director                                          1996

Robert E. Rich             71     Director                                          1996

Terry G. Christenberry     57     Director                                          1996

Thomas J. Witt             43     Senior Vice President of Sales and Operations      --

Douglas C. Sandvig         38     Senior Vice President, Chief Accounting            --
                                  Officer, and Controller

     William G. Smith has been employed by the Company since 1958, served as President and Secretary since 1984, and as Chairman of the Board and Chief Executive Officer since January 1995. Prior to 1984, Mr. Smith served in various other executive management capacities. Mr. Smith is a past Chairman of the Iowa Motor Truck Association and currently serves on its executive committee. In addition, Mr. Smith serves on the Board of Regents of Waldorf College in Forest City, Iowa.

     G. Larry Owens has served as Executive Vice President and Chief Financial Officer since joining Smithway in January 1993 and was appointed also to serve as Chief Administrative Officer in August 2001. Mr. Owens served as Chief Operating Officer from May 1998 to August 2001. Prior to joining Smithway, Mr. Owens spent twenty-five years in the banking industry, most recently from 1982 through 1992 as President of Boatmen's Bancshares' regional banks in Spencer and Fort Dodge, Iowa.

     Herbert D. Ihle has been President and owner of Diversified Financial Services, a Naples, Florida, management and financial services consulting firm, since 1989. From 1990 to 1992, Mr. Ihle served as Senior Vice President - Finance and Controller for Northwest Airlines, and from 1963 to 1989 served in various positions, including Executive Vice President -

Finance, for Pillsbury Co. Mr. Ihle also serves as Chairman of the Board of Regents of Waldorf College in Forest City, Iowa, and is a past director of Lutheran Brotherhood Insurance Company.

     Robert E. Rich is a private investor and has been involved in the management of several privately owned farming and manufacturing companies since 1978. From 1967 through 1978, Mr. Rich served as Executive Vice President and Treasurer and a member of the Board of Directors of Iowa Southern Utilities. Mr. Rich is a certified public accountant.

     Terry G. Christenberry has been the President and a director of Christenberry, Collet & Company, Inc., an investment banking firm located in Kansas City, Missouri, since its incorporation in June 1994. From September 1986 to June 1994, Mr. Christenberry was Executive Vice President and a director of H.B. Oppenheimer & Company, Inc., also an investment banking firm located in Kansas City, Missouri.

     Thomas J. Witt served as Vice President of Sales and Marketing upon joining Smithway in November 2001 and was appointed to serve as Senior Vice President of Sales and Operations in February 2003. Prior to joining Smithway, Mr. Witt worked as an Account Manager in sales for i2 Technologies, a software company serving motor carriers and third party logistics companies, from November 2000. From 1998 through November 2000, Mr. Witt served as Vice President-Sales for truckload carrier Roehl Transport, Inc. Mr. Witt has over twenty years of experience in sales and marketing, primarily in the transportation industry.

     Douglas C. Sandvig has served as Controller since joining Smithway in July 1997 and also was appointed to serve as Chief Accounting Officer in May 2000. In September 2002, Mr. Sandvig was named a Vice President of the Company and was appointed a Senior Vice President in February 2003. Prior to joining Smithway, Mr. Sandvig was employed as a Tax Manager with Schnurr & Company LLP, a regional public accounting firm, from 1990 to 1997. Mr. Sandvig is a certified public accountant.

Meetings, Committees, and Director Compensation

     Board of Directors. During the fiscal year ended December 31, 2002, the Board of Directors of the Company met on eleven occasions. No director attended less than 75% of the meetings of the Board of Directors or any committee on which he served.

     Directors who are not employees of the Company receive a $5,000 annual retainer paid every year at the annual meeting, $1,000 for each meeting of the Board of Directors attended by such director ($500 if attended telephonically), and $250 per committee meeting attended by the director (whether in person or telephonically). Non-employee directors also receive the annual option to purchase 1,000 shares of the Company's Class A Common Stock at 85% of the market price on the date of the annual meeting, and are reimbursed for their expenses incurred in attending the meetings. The options granted to non-employee directors fully vest on the one-year anniversary of the date of grant, and expire on the six-year anniversary of the date of grant. In addition to the compensation received by non-employee directors generally, the Chairman of the Company's Audit Committee will receive a $10,000 annual retainer paid every year at the annual meeting, commencing with the 2003 Annual Meeting.

     Compensation Committee. The Compensation Committee of the Board of Directors met once during 2002. Mssrs. Ihle, Rich, and Christenberry serve on the Compensation Committee, with Mr. Ihle serving as Chairman. This committee reviews all aspects of compensation of the Company's executive officers and makes recommendations on such matters to the full Board of Directors. The Compensation Committee Report on Executive Compensation for 2002 is set forth below. See "Compensation Committee Report on Executive Compensation."

     Audit Committee and Audit Committee Report. The Audit Committee met four times during 2002. The Audit Committee is comprised of Messrs. Rich, Ihle, and Christenberry, with Mr. Rich serving as Chairman. The responsibilities of the Audit Committee are set forth in the Audit Committee Report, which appears below. All of the members of the Audit Committee are independent directors, as defined in the NASDAQ Stock Market's Marketplace Rule 4200. Since 1997, the Audit Committee has been operated pursuant to a written charter detailing its duties. The current written charter was filed with the Company's proxy statement for the 2001 Annual Meeting of Stockholders. In performing its duties, the Audit Committee, as required by applicable Securities and Exchange Commission rules, issues a report recommending to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K, and certain other matters, including the independence of the Company's independent auditors. The 2002 Report of the Audit Committee is set forth below.

     The Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent the Company incorporates such report by specific reference.

                         Audit Committee Report for 2002

     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains independent auditors who are responsible for conducting an independent audit of the Company's financial statements, in accordance with generally accepted auditing standards, and issuing a report thereon. In performing its duties, the Audit Committee has discussed the Company's financial statements with management and the Company's independent auditors and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent auditors. For the fiscal year ended December 31, 2002, the Audit Committee has
(1) reviewed and discussed the audited financial statements with management and KPMG LLP, the Company's independent auditors; (2) discussed with the auditors the matters required to be disclosed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees"; (3) received the written disclosures and the letter from the independent auditors required by
Independence Standards Board Statement No. 1, as amended, "Independence Discussions with Audit Committees," and discussed with the independent auditors the independent auditors' independence. Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

                                Audit Committee:

                                Robert E. Rich (Chairman)
                                Herbert D. Ihle
                                Terry G. Christenberry

     Nominating Committee. The Board does not maintain a standing nominating committee or other committee performing similar functions.

     Compensation Committee Interlocks and Insider Participation. Messrs. Ihle, Rich, and Christenberry served as the Compensation Committee in 2002. None of such individuals has been an officer or employee of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the annual and long-term compensation paid to the chief executive officer and the other named executive officers of the Company (the "Named Officers"), for services in all capacities to the Company for the fiscal years ended December 31, 2002, 2001, and 2000.

                                                                                   Long-Term Compensation
                                                                           --------------------------------------
                                       Annual Compensation                           Awards              Payouts
                        ------------------------------------------------   --------------------------------------
                                                                            Restricted    Securities
                                                         Other Annual         Stock       Underlying      LTIP         All Other
Name and                           Salary      Bonus    Compensation(1)      Award(s)      Options/      Payouts    Compensation(2)
Principal Position       Year        ($)        ($)           ($)             ($)          SARs(#)         ($)            ($)
--------------------    ------    ----------  -------   ----------------   -----------   -----------    ---------   ---------------
William G. Smith         2002      $300,000       --                --             --            --           --         $2,743
Chairman,                2001      $300,000       --                --             --            --           --         $  935
President, Chief         2000      $300,000       --                --             --            --           --         $3,400
Executive Officer,
and Secretary

G. Larry Owens           2002      $157,500       --                --             --            --           --         $2,160
Executive Vice           2001      $157,500       --                --             --        35,000           --         $  561
President, Chief         2000      $157,500       --                --             --        50,000           --         $3,138
Financial Officer,
and Chief
Administrative
Officer

Thomas J. Witt           2002      $126,000       --                --             --            --           --         $2,184
Senior Vice              2001      $ 12,115(3)    --                --             --        15,000           --             --
President of Sales       2000         --          --                --             --            --           --             --
and Operations

Donald A. Orr            2002      $172,013(4)    --                --             --            --           --             --
Former Executive         2001      $ 76,731(5)    --                --             --       210,000           --             --
Vice President           2000         --          --                --             --            --           --             --
and Chief
Operating Officer

__________________________________

(1) Other annual compensation did not exceed 10% of any Named Officer's total salary for any reported year.
(2) Amounts presented represent Company contributions to the Smithway Motor Xpress, Inc. 401(k) Plan, including forfeitures re-allocated to participants. In 2002, the Company did not make matching contributions to the 401(k) Plan. As a result, amounts for 2002 are comprised solely of forfeitures re-allocated pursuant to the terms of the 401(k) Plan to the accounts of the Named Officers.
(3)  Mr. Witt joined the Company in November 2001.
(4) Mr. Orr resigned from all positions with the Company effective December 2, 2002.
(5)  Mr. Orr joined the Company in August 2001.

Options/SAR Grants in Last Fiscal Year

     The Company did not grant any stock options or stock appreciation rights ("SARs") to any of the Named Officers during the fiscal year ended December 31, 2002.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value Table

     As indicated in the following table, no options were exercised by the Named Officers during the fiscal year ended December 31, 2002.

                                                               Number of Securities
                                                              Underlying Unexercised        Value of Unexercised In-the-
                                                                   Options/SARs                  Money Options/SARs
                                                                at Fiscal Year-End           at Fiscal Year-End ($)(1)
                                                          ------------------------------   -------------------------------
                          Shares
                        Acquired on   Value Realized
Name                    Exercise (#)       ($)             Exercisable    Unexercisable     Exercisable    Unexercisable
--------------------  --------------  ---------------     -------------  ---------------   -------------  ----------------
William G. Smith                --               --                --              --               --              --

G. Larry Owens(2)               --               --           110,000              --               --              --

Thomas J. Witt(3)               --               --             3,000          12,000               --              --

Donald A. Orr(4)                --               --            35,000         180,000               --              --

-------------------------------
(1) Based on the $0.77 closing price of the Company's Class A Common Stock on December 31, 2002, which was below the exercise prices of all options described in notes (2), (3), and (4) below.
(2) Mr. Owens was granted options on January 23, 1997, May 12, 2000, June 23, 2000, and May 11, 2001, covering 25,000, 25,000, 25,000, and 35,000 shares of the Company's Class A Common Stock, respectively. The respective exercise prices for such options are $8.875, $3.469, $1.7815, and $2.415 per share. All of Mr. Owens' options were fully vested on the date of grant, except for the options granted on January 23, 1997, which vested 50% on the date of grant and 50% on January 1, 1998. All of Mr. Owens options terminate on the ten-year anniversary of the date of grant.
(3) Mr. Witt was granted options on December 14, 2001, covering 15,000 shares of the Company's Class A Common Stock. The exercise price for such options is $1.550 per share. Mr. Witt's options (i) vest in equal annual increments of 3,000 shares per year over five years beginning on the first anniversary of the date of grant, and (ii) terminate on the ten-year anniversary of the date of grant.
(4) Mr. Orr was granted options on August 6, 2001, covering 210,000 shares of the Company's Class A Common Stock. The exercise price for such options was $2.850 per share. Mr. Orr's options were scheduled to (i) vest in equal annual increments of 35,000 shares per year over six years beginning on the first anniversary of the date of grant, and (ii) terminate on the ten-year anniversary of the date of grant. Pursuant to the terms of his option award agreement, all of Mr. Orr's options terminated unexercised on January 1, 2003, thirty days after the effective date of his resignation.


     The Company does not have a long-term incentive plan or a defined benefit or actuarial plan.

Employment Contracts and Termination of Employment and Change of Control Arrangements

     The Company currently does not have any employment contracts, severance, or change of control agreements with any of the Named Officers. However, under certain circumstances in which there is a change of control, holders of outstanding stock options granted under the Company's Incentive Stock Plan, New Employee Incentive Stock Plan, and Outside Director Stock Option Plan (collectively, the "Plans") may be entitled to exercise such options notwithstanding that such options may otherwise not have been fully exercisable. Similar rights could be extended to holders of additional awards under the Plans if any such awards are granted.

     The Compensation Committee Report on executive compensation, and the performance graph appearing later in this Proxy Statement shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any filing incorporating this proxy statement by reference, except to the extent the Company incorporates this report or such graph by specific reference.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors prepared the following report on executive compensation.

     Under the Compensation Committee's supervision, the Company has adopted compensation policies that seek to attract and retain excellent management personnel and align the interests of executive officers with the interests of stockholders. The three primary components of executive officer compensation are base salary, bonus, and stock-based compensation.

     Base Salary. For 2002, the Company did not increase the base salaries of Mr. Smith, Mr. Owens, and Mr. Witt. Prior to his resignation, Mr. Orr received an increase in his base salary for 2002 pursuant to the terms of a letter agreement that set forth the terms and conditions of his employment. Mr. Sandvig, the Company's Chief Accounting Officer and Controller, received a modest increase in base salary in 2002 primarily to reflect a cost-of-living increase. In early 2003, the Compensation Committee approved a significant increase in Mr. Sandvig's base salary contemporaneously with an increase in his responsibilities and his appointment as a Senior Vice President of the Company.

     In approving the base salaries of the Company's executive officers for 2002, the Compensation Committee reviewed individual performance and the compensation of persons holding similar positions at other publicly traded truckload carriers. The Compensation Committee took into account the relative size of comparable companies, growth rates, geographic considerations, and operating performance. The Compensation Committee believes that the base salaries of its executive officers, other than the base salary of the Chief Executive Officer which is discussed separately below, are at or below the average levels paid by comparable, publicly traded truckload carriers.

     Annual Bonus. The Compensation Committee reviews bonuses for executive officers, other than Mr. Smith and Mr. Owens, after considering whether a Company performance component was met and whether the executive officers met individual goals established prior to the beginning of the year. Mr. Smith and Mr. Owens participate in a separate incentive compensation plan that allocates a bonus amount equal to a percentage of the Company's net earnings. The letter agreement that governed Mr. Orr's employment prior to his resignation also provided for a bonus equal to a percentage of the Company's net earnings. None of the Named Officers or other executive officers of the Company received a bonus for 2002.

     Stock-Based Compensation. The Compensation Committee believes that the use of stock-based compensation as a component of potential compensation can align the interests of executive officers and stockholders and encourage executive officers to focus on long-term, profitable growth. From time-to-time the Compensation Committee has made or recommended stock option grants and other stock awards to executive officers. In 2002, the Company made a stock option grant to Mr. Sandvig covering 2,350 shares of Class A Common Stock. No stock option grants or other stock awards were made to any Named Officer in 2002. In early 2003, the Company made a stock option grant to Mr. Witt covering 37,500 shares of Class A Common Stock.

     Chief Executive Officer. From the Company's initial public offering in 1996 to 2002, the amount of Mr. Smith's base salary was not changed. Mr. Smith proposed, and the Compensation Committee accepted, a $50,000 reduction in his base salary for 2003. The Compensation Committee believes that Mr. Smith's base salary is reasonable in relation to the base salaries of CEOs of comparable companies. As noted above, Mr. Smith participates in an incentive compensation plan pursuant to which he is eligible to earn a bonus equal to a percentage of the Company's net earnings. In view of the large number of shares owned by Mr. Smith, he has not received any stock option grants or other stock awards to date. As the Company's largest stockholder, Mr. Smith's net worth is directly affected by the Company's performance and stock price.

                                Compensation Committee

                                Herbert D. Ihle (Chairman)
                                Robert E. Rich
                                Terry G. Christenberry

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 1, 2003, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director, by each Named Officer of the Company, and by all directors and executive officers of the Company as a group. Share numbers and other information for Dimensional Fund Advisors Inc. are as of December 31, 2002, and solely based upon a Schedule 13G/A filed with the Securities and Exchange Commission. According to the Company's transfer agent, the Company had outstanding 3,846,821 shares of Class A Common Stock and 1,000,000 shares of Class B Common Stock as of September 1, 2003.

                                                                                                  Percent of(2)
                                                               Amount and Nature of      --------------------------------
Name of Beneficial Owner(1)                Title of Class     Beneficial Ownership(2)     Class A    Class B    Total(3)
----------------------------------        ----------------   ------------------------    ---------  ---------  ----------
William G. and Marlys L. Smith(4)          Class A Common              1,099,167
                                           Class B Common              1,000,000            28.6%       100%      43.3%

G. Larry Owens(5)                          Class A Common                283,375             7.2%         0%       5.7%

Thomas J. Witt(6)                          Class A Common                  6,000                *         0%          *

Herbert D. Ihle(7)                         Class A Common                 12,000                *         0%          *

Robert E. Rich(7)                          Class A Common                 13,000                *         0%          *

Terry G. Christenberry(7) (8)              Class A Common                 21,500                *         0%          *

Donald A. Orr(9)                           Class A Common                 18,000                *         0%          *

Dimensional Fund Advisors Inc.             Class A Common                270,900             7.0%         0%       5.6%

All directors and executive officers       Class A Common              1,470,142
as a group (7 persons) (10)                Class B Common              1,000,000            36.6%       100%      49.2%

---------------------------------

*    Less than one percent (1%).
(1) The business address of William G. and Marlys L. Smith and G. Larry Owens is 2031 Quail Avenue, Fort Dodge, Iowa 50501. The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(2) In accordance with applicable rules under the Securities Exchange Act of 1934, as amended, the number of shares indicated as beneficially owned by a person includes shares of Class A Common Stock underlying options that are currently exercisable or will be exercisable within 60 days from September 1, 2003. Shares of Class A Common Stock underlying stock options that are currently exercisable or will be exercisable within 60 days from September 1, 2003, are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated all shares are owned directly.
(3) The Class A Common Stock is entitled to one vote per share. The Class B Common Stock is entitled to two votes per share so long as it is beneficially owned by William G. Smith or certain members of his immediate family. As a result of this two-class structure, the Smiths beneficially own shares of Class A and Class B Common Stock representing 53.0% of the voting power of all outstanding voting shares.
(4) All shares held as joint tenants with right of survivorship except (a) 190,000 shares of Class A Common Stock held in the name of Melissa Turner as voting trustee for the benefit of the Smith Family Limited Partnership,
     (b) 50,643 shares of Class A Common Stock held for the Smiths under the Company's 401(k) Plan, and (c) 10,126 shares of Class A Common Stock held individually by Marlys L. Smith. Melissa Turner is the daughter of William
     G. and Marlys L. Smith.

(5) Includes (a) 200 shares held as custodian for minor children under the Uniform Gifts to Minors Act, as to which beneficial ownership is disclaimed, (b) 23,175 shares of Class A Common Stock held under the Company's 401(k) Plan, and (c) options to purchase 110,000 shares of Class A Common Stock granted to Mr. Owens under the Company's Incentive Stock Plan, which options are fully vested.
(6) Includes options to purchase 3,000 shares of Class A Common Stock granted to Mr. Witt under the Company's New Employee Incentive Stock Plan that are currently exercisable or will become exercisable within 60 days from September 1, 2003.
(7) Includes options to purchase 9,000 shares of Class A Common Stock granted to each of Messrs. Ihle, Rich, and Christenberry under the Outside Director Plan and other arrangements that are currently exercisable or will become exercisable within 60 days from September 1, 2003.
(8) Includes 2,500 shares held under the Christenberry, Collett & Company, Inc. 401(k) Plan, a unitized plan that had allocated approximately 25% of the Plan assets to Mr. Christenberry. Beneficial ownership of Plan assets not allocated to Mr. Christenberry is disclaimed.
(9) Effective December 2, 2002, Mr. Orr resigned from his positions as Executive Vice President, Chief Operating Officer and Director of the Company. In connection with Mr. Orr's resignation, all options to purchase the Company's Class A Common Stock previously granted to Mr. Orr terminated unexercised pursuant to the terms of his option award agreement.
(10) Does not include shares beneficially owned by Mr. Orr, who resigned from all positions with the Company effective December 2, 2002. The only current executive officer, other than Named Officers William G. Smith, G. Larry Owens, and Thomas J. Witt, is Douglas C. Sandvig. Mr. Sandvig holds 2,750 shares of Class A Common Stock in an Individual Retirement Account and options to purchase 32,350 shares of Class A Common Stock that are currently exercisable or will become exercisable within 60 days from September 1, 2003. Shares beneficially owned by Mr. Sandvig are included in the calculation of the security ownership of all directors and executive officers as a group.

                             STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                PERFORMANCE GRAPH FOR SMITHWAY MOTOR XPRESS CORP.

     The following graph compares the cumulative total stockholder return of the Company's Class A Common Stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing December 31, 1997, and ending December 31, 2002.

                            GRAPH WAS CENTERED HERE
                                IN PRINTED FORM

Prepared  by CRSP  (www.crsp.uchicago.edu),  Center  for  Research  in  Security
Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

The stock performance graph assumes $100 was invested on December 31, 1997. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799 US & Foreign.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year, except that (i) due to an administrative oversight, each of Mr. Sandvig and Michael E. Oleson, the former Treasurer of the Company, did not timely report a February 2002 grant of options (covering 2,350 and 2,000 shares of Class A Common Stock, respectively), and (ii) Donald A. Orr, the former Executive Vice President, Chief Operating Officer, and director of the Company, did not timely report one transaction in June 2002 and six transactions in July 2002. All such transactions were reported in subsequent filings pursuant to Section 16(a).

                                   PROPOSAL 2
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2003. KPMG LLP has served as independent auditors for the Company since December 1994. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                       Fiscal Year 2002 Audit Fee Summary

     During fiscal year 2002, KPMG LLP provided services in the following categories to the Company, and the Company paid the following amounts to KPMG
LLP:

       Audit fees, excluding audit related                             $59,750
                                                                      =========
       Financial information systems design & implementation fees      $     0
       All other fees:
           Audit related fees                                          $12,915
           Other non-audit services (principally tax compliance and
           tax consulting services and accounting advisory services
           with respect to  SEC filings)                               $24,295
                                                                      ---------
       Total all other fees                                            $37,210
                                                                      =========

     The Audit Committee considers the provision of non-audit services by the Company's auditor to be compatible with maintaining auditor independence.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                              STOCKHOLDER PROPOSALS

     To be eligible for inclusion in the Company's proxy materials relating to the 2004 Annual Meeting of Stockholders, stockholder proposals intended to be presented at that meeting must be received in writing by the Company on or before May 28, 2004. However, if the date of the 2004 Annual Meeting of Stockholders is more than thirty days before or after October 24, 2004, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating the 2004 Annual Meeting of Stockholders will be a reasonable time before the Company begins to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, including Rule 14a-8.

     The Company must receive in writing any stockholder proposals to be considered at its 2004 Annual Meeting of Stockholders, but not included in the Company's proxy materials relating to that meeting, by August 11, 2004. However, if the date of the 2004 Annual Meeting of Stockholders is more than thirty days before or after October 24, 2004, then the deadline for submitting any such stockholder proposal will be a reasonable time before the Company mails the proxy materials relating to such meeting. Under Rule 14(a)-4(c)(1) of the Securities Exchange Act of 1934, as amended, the proxy holders designated by an executed proxy in the form accompanying the Company's 2004 proxy statement will have discretionary authority to vote on any stockholder proposal that is not received on or prior to the deadline described above.

     Written copies of all stockholder proposals should be sent to the Company's principal executive offices at 2031 Quail Avenue, Fort Dodge, Iowa 50501 to the attention of the Corporate Secretary.

                                  OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying form of proxy will have discretionary authority to vote proxies in accordance with their judgment with respect to such matters, unless the person executing any such proxy indicates that such authority is withheld.

                                Smithway Motor Xpress Corp.


                                 /s/ William G. Smith

                                William G. Smith
                                Chairman of the Board
September 25, 2003

                                                               PROXY
                                                    SMITHWAY MOTOR XPRESS CORP.
                                     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OCTOBER 24, 2003
                                   Solicited on Behalf of the Board of Directors of the Company

     The undersigned  holder(s) of Class A and/or Class B Common Stock (individually or together referred to as "Common Stock") of
Smithway Motor Xpress Corp., a Nevada corporation (the "Company"), hereby appoint(s) William G. Smith, G. Larry Owens, and Douglas
C. Sandvig,  and each or any of them,  attorneys and proxies of the undersigned,  with power of  substitution,  to vote all of the
Common Stock which the  undersigned is (are) entitled to vote at the Annual Meeting of  Stockholders  of the Company to be held at the Company's  Headquarters,  2031 Quail Avenue, Fort Dodge, Iowa 50501, on Friday, October 24, 2003, 10:00 a.m. Central Time, and
at any adjournment thereof, as follows:

1.  Election of Directors [ ] FOR all nominees listed below             [ ] WITHHOLD AUTHORITY to
                              (except as marked to the contrary below)      vote for all nominees listed below

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.

William G. Smith      G. Larry Owens            Herbert D. Ihle         Robert E. Rich        Terry G. Christenberry

2. Approval of the proposal to ratify the selection of KPMG LLP as independent  auditors of the Company for the fiscal year ending
December 31, 2003.
                          [ ] FOR                    [ ] AGAINST                              [ ] ABSTAIN

3.  In their discretion, the attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

                               [ ] GRANT AUTHORITY to vote              [ ] WITHHOLD AUTHORITY to vote


                                           (Continued and to be signed on reverse side)





                                                  (Continued from the other side)

     A vote FOR Proposals 1 and 2, and granting the proxies discretionary  authority,  is recommended by the Board of Directors of the Company.  When properly  executed,  this proxy will be voted in the manner directed by the undersigned  stockholder(s).  If no direction is given,  the proxy will be voted "For" proposals 1 and 2, and, at the discretion of the proxy holder,  upon such other matters as may properly come before the meeting or any  adjournment  thereof.  Proxies marked  "Abstain" and broker  non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     The undersigned  acknowledges  receipt of the Notice and Proxy Statement for the 2003 Annual Meeting of Stockholders  and the
Annual Report to Stockholders for the fiscal year ended December 31, 2002.

                                                          Dated __________________________________, 2003

                                                          ____________________________________________________

                                                          _____________________________________________________
                                                                              Signature(s)

                                                          Please date and  sign exactly as name(s) appear(s) on your Common Stock certificate(s). If shares are held jointly, each owner should sign this
                                                          proxy.   If acting as an executor,  administrator,  trustee, custodian, guardian, etc.,  you should so indicate in signing.  If the stockholder is a  corporation or other  business entity, the proxy  should indicate the full legal name of  the corporation or entity,  and  be signed by a duly authorized officer (indicating his or her position).

